                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of RYMER FOODS INC., a Delaware corporation (hereinafter called the "Company"), does hereby constitute and appoint P. EDWARD SCHENK and EDWARD M. HEBERT, and each of them, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of 4,300,000 shares of common stock $0.04 par value per share, subject to issuance to the holders of Senior Notes previously issued by the Company, to members of management and to existing stockholders, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer, or both, of the Company, as indicated below opposite his signature, to the registration statement, or any amendment, post-effective amendment, or papers supplemental thereto to be filed in respect to said shares of common stock of the Company; and each of the undersigned does hereby fully ratify and confirm that all said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 19 day of March, 1997.

                        NAME                                                   TITLE
                        ----                                                   -----

                /s/ P. EDWARD SCHENK                        Chairman of the Board, President, Chief
-----------------------------------------------------       Executive Officer
                  P. Edward Schenk

                /s/ SAMUEL I. BALLIN                        Director
-----------------------------------------------------
                  Samuel I. Ballin

                /s/ JOSEPH COLONNETTS                       Director
-----------------------------------------------------
                  Joseph Colonnetts

                /s/ DAVID E. JACKSON                        Director
-----------------------------------------------------
                  David E. Jackson

                 /s/ HANNAH STRASSER                        Director
-----------------------------------------------------
                   Hannah Strasser